UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2008

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322

(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)	Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 24, 2008, the Board of Directors of Imperial Capital Bancorp, Inc. (the “Company”), based on the recommendations of the Compensation Committee of the Board, took several actions regarding the compensation payable to the following executive officers (referred to below as the “named executive officers”) of the Company and Imperial Capital Bank, a wholly owned subsidiary of the Company: George W. Haligowski, Chairman of the Board, President and Chief Executive Officer; Norval L. Bruce, Vice Chairman of the Board; Timothy M. Doyle, Executive Managing Director and Chief Financial Officer; Lyle C. Lodwick, Executive Managing Director and Chief Operating Officer; and Phillip E. Lombardi, Executive Managing Director and Chief Credit Officer.

Base Salaries

The base salaries of the named executive officers, other than Mr. Bruce, were not changed and will remain at 2007 levels until the Compensation Committee and Board determine otherwise. Mr. Bruce’s base salary, which was reduced in 2007 to $124,000 to reflect a reduction in his work hours, will be further reduced by 50% to $62,050 effective July 1, 2008.  The following table sets forth the current base salaries for the named executive officers:

Name	Base Salary

George W. Haligowski	$590,000
Norval L. Bruce	124,100(1)
Timothy M. Doyle	259,875
Lyle C. Lodwick	247,200
Phillip E. Lombardi	205,000
              ______________
              (1)  To be reduced to $62,050 effective July 1, 2008.

Bonuses  for 2007; Maximum Potential Bonuses for 2008

    Each named executive officer, other than Mr. Haligowski, will receive a cash bonus for 2007 equal to 25% of their base salary, or 50% of their maximum potential bonus for 2007.  Mr. Haligowski will receive a cash bonus  for 2007 equal to approximately 82% of his base salary, or approximately 41% of his maximum potential bonus for 2007.  The following table sets forth the specific bonus amounts for 2007 payable to the named executive officers:

Name	Bonus Amount

George W. Haligowski	$482,451
Norval L. Bruce	31,025
Timothy M. Doyle	64,969
Lyle C. Lodwick	61,800
Phillip E. Lombardi	51,250

    The named executive officers’ maximum potential bonuses for 2008 were reduced by 50% from their maximum potential bonuses for 2007. Accordingly, each named executive officer, other than Mr. Haligowski, will have the potential to receive a bonus for 2008 of up to 25% of base salary (compared to the potential for up to 50% of base salary for 2007).  Mr. Haligowski will have the potential to receive a bonus for 2008 of up to 100% of base salary (compared to the potential for up to 200% of base salary for 2007).

Supplemental Life Insurance Benefit

The Board also approved a supplemental life insurance benefit for Messrs. Lodwick and Lombardi, which is consistent with the existing supplemental life insurance benefit being provided to Mr. Doyle.  The benefit is in the form of a $250,000 term policy on which the Company will pay the premiums and gross-up the officers’ compensation for the tax liability they incur as a result of this benefit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            IMPERIAL CAPITAL BANCORP, INC.

Date: January 30, 2008	By: /s/ Timothy M. Doyle
Timothy M. Doyle Executive Managing Director and Chief Financial Officer